EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statement File No. 33-61610, 33-87950 and 333-21413.

/s/ ARTHUR ANDERSEN LLP
Fort Lauderdale, Florida
  April 28, 2000